CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 19, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to the Shareholders of the T. Rowe Price International Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price European Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price New Asia Fund, T. Rowe Price Latin America Fund, T. Rowe Price Emerging Markets Stock Fund, and T. Rowe Price Global Stock Fund, eight of the funds comprising T. Rowe Price International Funds, Inc., and Foreign Equity Fund, comprising the Institutional International funds, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
November 16, 1998

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